Exhibit 5.1
March 20, 2009
Sirius XM Radio Inc.
1221 Avenue of the Americas
New York, New York 10020
Ladies and Gentlemen:
     We have acted as counsel to Sirius XM Radio Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) shares of common stock of the Company, par value $0.001 per share (the “Common Stock”); (ii) warrants to purchase Common Stock (the “Common Stock Warrants”); (iii) shares of preferred stock of the Company, par value $0.001 per share (the “Preferred Stock”); (iv) warrants to purchase Preferred Stock (the “Preferred Stock Warrants” and, together with the Common Stock Warrants, the “Equity Warrants”); (v) debt securities of the Company, which may be senior (the “Senior Debt Securities”), senior subordinated (the “Senior Subordinated Debt Securities”) or subordinated (the “Subordinated Debt Securities”) (collectively, the “Debt Securities”); (vi) warrants to purchase Debt Securities (the “Debt Security Warrants”); (vii) contracts for the purchase and sale of Common Stock or Preferred Stock (the “Purchase Contracts”); (viii) depositary shares (the “Depositary Shares”) representing fractional interests in, or multiple shares of, the Preferred Stock and which may be represented by depositary receipts (the “Depositary Receipts”); (ix) units consisting of one or more of any of the Debt Securities, Securities Warrants (as defined below), Purchase Contracts, Preferred Stock, Depositary Shares or Common Stock (the “Units”) and (x) Common Stock, Preferred Stock, Depositary Shares and Debt Securities that may be issued upon exercise of Securities Warrants or Purchase Contracts, whichever is applicable. The Common Stock, the Preferred Stock, the Debt Securities, the Depositary Shares, the Purchase Contracts, the Securities Warrants and the Units are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and any supplements to the Prospectus and pursuant to Rule 415 under the Securities Act.
     The shares of Common Stock registered pursuant to the Registration Statement include 37,358,064 shares of Common Stock (the “Shares”) issued to certain persons described in the prospectus contained in the Registration Statement under the caption “Selling Stockholders.”

     The Senior Debt Securities will be issued under an Indenture, dated as of May 30, 2003 (the “Senior Indenture”), between the Company and The Bank of New York Mellon, as trustee. The Senior Subordinated Debt Securities will be issued under an Indenture (the “Senior Subordinated Indenture”) between the Company and The Bank of New York Mellon, as trustee. The Subordinated Debt Securities will be issued under an Indenture, dated as of September 29, 1999 (the “Subordinated Indenture”), between the Company and The Bank of New York Mellon, as successor to U.S. Trust Company of Texas, N.A., as trustee. The Senior Indenture, the Senior Subordinated Indenture and the Subordinated Indenture are hereinafter referred to collectively as the “Indentures.”
     The Purchase Contracts will be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) between the Company and such purchase contract agent as shall be named therein.
     The Equity Warrants and the Debt Security Warrants are hereinafter referred to collectively as the “Securities Warrants.” The Securities Warrants will be issued under one or more warrant agreements (each, a “Securities Warrant Agreement”) between the Company and such warrant agent as shall be named therein.
     The Depositary Shares will be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) between the Company and such depositary as shall be named therein.
     The Units may be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) between the Company and such unit agent as shall be named therein. Units that include an interest in Common Stock or Preferred Stock are hereinafter referred to collectively as the “Equity Units,” and Units that do not include an interest in Common Stock or Preferred Stock are hereinafter referred to collectively as the “Non-Equity Units.”

     The Indentures, the Purchase Contract Agreements, the Securities Warrant Agreements, the Deposit Agreements and the Unit Agreements are each referred to as a “Governing Instrument.”
     We have examined the Registration Statement, a form of the share certificate, the Senior Indenture, the Subordinated Indenture and the form of the Senior Subordinated Indenture, which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate and other records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.
     In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that (1) at the time of authorization, execution and delivery of the relevant Governing Instrument (other than the Senior Indenture and the Subordinated Indenture), the Company is validly existing under the laws of the State of Delaware, (2) at the time of execution, authentication, countersignature, issuance and delivery, as applicable, of a Security, the relevant Governing Instrument will have been duly authorized, executed and delivered by the Company in accordance with its organizational documents and the law of the State of Delaware and the law of the State of New York, which we have assumed is the governing law applicable to the Governing Instrument (other than the Senior Indenture and the Subordinated Indenture), (3) execution, delivery and performance by the Company of the relevant Governing Instrument will not violate the law of the State of Delaware and the law of the State of New York, which we have assumed is the governing law applicable to such Governing Instrument and (4) the execution, delivery and performance by the Company of the relevant Governing Instrument does not and will not constitute a breach or violation of any agreement or instrument that is binding upon the Company. We have further assumed that at the time of execution, authentication, countersignature, issuance and delivery, as applicable, of a Security, the relevant Governing Instrument will be the valid and legally binding obligation of each counterparty thereto.

     Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:
     1. With respect to the Common Stock, assuming (a) the taking by the Board of Directors of the Company or a duly constituted and acting committee of such Board of Directors (such Board of Directors or Committee being referred to herein as the “Board”) of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Common Stock will be validly issued, fully paid and nonassessable.
     2. The Shares have been duly authorized and are validly issued, fully paid, and nonassessable.
     3. With respect to the Preferred Stock, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, (b) due filing of a certificate of designations establishing the terms of such Preferred Stock and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Preferred Stock will be validly issued, fully paid and nonassessable.
     4. With respect to the Debt Securities, assuming (a) the taking by the Board or duly authorized officers of the Company (such Board or authorized officers being referred to herein as the “Authorized Persons”) of all necessary corporate action to approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters and (b) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Authorized Persons and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.
     5. With respect to the Purchase Contracts, assuming (a) the taking by the Board of all necessary corporate action to approve the execution and delivery of the Purchase Contract Agreement in the form to be filed as an exhibit to the Registration Statement and (b) the due execution, issuance and delivery of the Purchase Contracts, upon payment of the consideration for such Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement and such agreement, the Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.
     6. With respect to the Equity Warrants, assuming (a) the taking by the Board of all necessary corporate action to approve the execution and delivery of a related Warrant Agreement in the form to be filed as an exhibit to the Registration Statement and (b) the due execution, countersignature, issuance and delivery of such Equity Warrants, upon payment of the consideration for such Equity Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Equity Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.
     7. With respect to the Debt Security Warrants, assuming (a) the taking by the Authorized Persons of all necessary corporate action to approve the execution and delivery of a related Warrant Agreement in the form to be filed as an exhibit to the Registration Statement and (b) the due execution, countersignature, issuance and delivery of such Debt Security Warrants, upon payment of the consideration for such Debt Security Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Authorized Persons and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Debt Security Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.
     8. With respect to the Depositary Receipts, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve the issuance of the Preferred Stock represented by such Depositary Shares, the issuance and terms of the Depositary Shares, the terms of the offering therein and related matters and the execution and delivery of the Deposit Agreement, (b) the Preferred Stock represented by the Depositary Shares has been validly issued, fully paid and nonassessable and (c) the due execution, issuance and delivery of Depositary Shares and Depositary Receipts evidencing the Depositary Shares against deposit of the Preferred Stock in accordance with the Deposit Agreement, upon payment of the consideration thereof provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the Deposit Agreement and such agreement, the Depositary Receipts evidencing the Depositary Shares will constitute valid evidence of interest in the related Preferred Stock and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement.
     9. With respect to the Non-Equity Units, assuming (a) the taking by the Authorized Persons of all necessary corporate action to authorize and approve (1) the issuance and terms of the Units, the terms of the offering therein and related matters, (2) the execution and delivery of the applicable Governing Instrument relating to each Security that is a component of the Non-Equity Unit and (3) the issuance and terms of each Security that is a component of the Non-Equity Unit and (b) the due execution, authentication, countersignature, issuance and delivery, as applicable, of each Security that is a component of the Non-Equity Unit, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Authorized Person and otherwise in accordance with the provisions of the applicable Unit Agreement, applicable Governing Instrument and the applicable purchase, underwriting or similar agreement, such Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

     10. With respect to the Equity Units, assuming (a) the taking by the Board of all necessary corporate action to authorize and approve (1) the issuance and terms of the Units, the terms of the offering therein and related matters, (2) the execution and delivery of the applicable Governing Instrument or other document referred to above, if any, relating to each Security that is a component of the Unit and (3) the issuance and terms of each Security that is a component of the Unit, (b) the due filing of a certificate of designations establishing the terms of any Preferred Stock that is a component of the Unit and (c) the due execution, authentication, countersignature, issuance and delivery, as applicable, of each other Security that is a component of the Unit, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Unit Agreement, applicable Governing Instrument or other document referred to above relating to each of the Securities that is a component of the Unit and the applicable purchase, underwriting or similar agreement, such Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
     Our opinions set forth in paragraphs 4 through 10 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.
     We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).
     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,
/s/ Simpson Thacher & Bartlett LLP
SIMPSON THACHER & BARTLETT LLP